UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

(e) The 2014 Stock Incentive Plan. At the annual stockholders’ meeting on July 31, 2014, the stockholders of Tidewater Inc. (the “Company”) approved the Tidewater Inc. 2014 Stock Incentive Plan (the “Plan”).

The compensation committee of the board of directors of the Company will generally administer the Plan and has the authority to grant awards under the Plan, including setting the terms of the awards. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Internal Revenue Code, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, cash-based performance awards and other stock-based awards.

A total of 1,300,000 shares of the Company’s common stock are authorized to be issued under the Plan. Officers, directors, and key employees of the Company and the Company’s consultants and advisors will be eligible to receive incentives under the Plan when designated by the compensation committee as Plan participants.

This brief summary of Plan terms is qualified in its entirety by the terms of the Plan, a copy of which is filed as an exhibit to this report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2014 annual meeting of stockholders (the “Annual Meeting”) on July 31, 2014 in New Orleans, Louisiana. As of June 13, 2014, the record date for the meeting, the Company had 49,718,678 shares of common stock outstanding. Of that number, 46,260,177 full shares were represented in person or by proxy at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Eleven Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Jay Allison	42,156,834	1,247,918	2,855,425
James C. Day	42,287,401	1,117,351	2,855,425
Richard T. du Moulin	41,917,043	1,487,709	2,855,425
Morris E. Foster	41,853,041	1,551,511	2,855,425
J. Wayne Leonard	42,231,445	1,173,307	2,855,425
Richard A. Pattarozzi	41,894,488	1,510,264	2,855,425
Jeffrey M. Platt	42,298,652	1,106,100	2,855,425

Robert L. Potter	42,272,922	1,131,830	2,855,425
Nicholas J. Sutton	41,819,115	1,585,637	2,855,425
Cindy B. Taylor	41,531,419	1,873,333	2,855,425
Jack E. Thompson	42,291,520	1,113,232	2,855,425

Proposal 2: Advisory Say-on-Pay Vote

Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,134,595	3,129,770	140,379	2,855,425

Proposal 3: Approval of the Tidewater Inc. 2014 Stock Incentive Plan

Proposal 3 was a proposal to approve the Tidewater Inc. 2014 Stock Incentive Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,128,651	3,150,580	125,521	2,855,425

Proposal 4: Ratification of the Appointment of Auditors

Proposal 4 was a proposal to ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015. This proposal was approved.

Votes For	Votes Against	Abstentions
45,625,148	515,902	119,127

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Tidewater Inc. 2014 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

August 4, 2014	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel